As filed with the Securities and Exchange Commission on January 19, 1996
                                                   Registration Number 33-
                                                                          -----

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   --------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933

                                   --------------

                               ALLEGHANY CORPORATION
               (Exact name of registrant as specified in its charter)

                   Delaware                                 51-0283071
        (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                Identification Number)

                375 Park Avenue
              New York, New York                               10152
     (Address of Principal Executive Offices)               (Zip Code)

          CHICAGO TITLE AND TRUST COMPANY SAVINGS AND PROFIT SHARING PLAN
                                (Full Title of Plan)

                                Robert M. Hart, Esq.
                       Senior Vice President, General Counsel
                                   and Secretary
                               Alleghany Corporation
                                  375 Park Avenue
                             New York, New York  10152
                                   (212) 752-1356
                      (Name and address of agent for service)

                                   --------------

                                     Copies to:
                               Linda E. Ransom, Esq.
                          Donovan Leisure Newton & Irvine
                                30 Rockefeller Plaza
                             New York, New York  10112
                                   (212) 632-3350

                                   --------------

                          CALCULATION OF REGISTRATION FEE


 ==============================================================================
                                       PROPOSED       PROPOSED
                                        MAXIMUM        MAXIMUM        AMOUNT
   TITLE OF               AMOUNT       OFFERING       AGGREGATE         OF
 SECURITIES TO            TO BE        PRICE PER      OFFERING     REGISTRATION
 BE REGISTERED (1)      REGISTERED      UNIT (2)      PRICE (2)         FEE

 ------------------------------------------------------------------------------
   Common Stock,
    par value $1.00
    per share             15,000      $197.625       $2,964,375     $1,022.20

 ==============================================================================

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Estimated for the sole purpose of computing the registration fee. Pursuant to Securities Act Rule 457(c), the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of January 12, 1996.

                                         PART II


                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                        The following documents filed with the Commission
              by Alleghany (File No. 1-9371) are incorporated herein by reference and made a part hereof:

                   (a) Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

                   (b) Alleghany's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; and

                   (c) the description of the Common Stock of Alleghany contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), which incorporates by reference certain portions of Alleghany's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to the
                        (i) Restated Certificate of Incorporation of
                        Alleghany, as amended, and (ii) By-Laws of Alleghany, as amended, filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, and any amendment or report filed for the purpose of updating that description.

                        All documents filed by Alleghany or the Chicago
              Title and Trust Company Savings and Profit Sharing Plan (the "CT&T Savings Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                        The consolidated financial statements and financial
              statement schedules of Alleghany and its subsidiaries included in or incorporated by reference in Alleghany's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1994 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, given on their authority as experts in auditing and accounting. Such reports refer to the adoption by Alleghany of the provisions of Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and No. 109, "Accounting for Income Taxes" at December 31, 1993 and in 1992, respectively.

              ITEM 4.   DESCRIPTION OF SECURITIES.

                        Not Applicable.

              ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                        Not Applicable.

              ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                        Alleghany is a Delaware corporation. Chicago Title
              and Trust Company ("CT&T") and The Chicago Trust Company ("TCTC") are Illinois corporations and may be deemed to be controlling persons of the CT&T Savings Plan. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Alleghany of its officers and directors and to Article 8, Section 8.75 of the Illinois Business Corporation Act of 1983 as to indemnification by CT&T and TCTC of their respective officers and directors.
              The general effect of such laws is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason-able cause to believe his conduct was unlawful.

                        Article Tenth of Alleghany's Restated Certificate
              of Incorporation, as amended (which Restated Certificate of

              Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Alleghany's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Alleghany's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members. Article Six, Section 10 of CT&T's By-laws, as revised to January 25, 1994, provides for the indemnification of CT&T's officers and directors in accordance with the Illinois Business Corporation Act of 1983. Article 5 of TCTC's By-laws provides for the indemnification of TCTC's officers and directors in accordance with the Illinois Business Corporation Act of 1983.

                        The Chicago Title and Trust Company Savings and
              Profit Sharing Trust (the "Trust Agreement") provides that to the extent permitted by law, CT&T, TCTC, successor through corporate reorganization to CT&T in its fiduciary capacity (the "Trustee"), any of the Trustee's employees that serve on the committee (the "Committee") which, with CT&T, jointly administers the CT&T Savings Plan, the Trustee's directors and officers, and any directors, officers and employees of any employer participating in the CT&T Savings Plan (an "Employer") shall not be personally liable for any act done or omitted to be done in good faith in the administration of the trust (the "Trust") created by the Trust Agreement or the CT&T Savings Plan. The Trust Agreement further provides that any employees of an Employer that serve on the Committee and the directors and officers of any Employer shall be indemnified and saved harmless from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the CT&T Savings Plan or the Trust, or the investment of the Trust fund. The Trustee shall be indemnified and saved harmless by the Employers with respect to liability or claim of liability to which the Trustee may be subjected by reason of its good faith compliance with any directions given in accordance with the provisions of the CT&T Savings Plan or the provisions of the Trust by an investment manager, the Committee, CT&T or any person duly authorized by CT&T, or by reason of its failure to take action with respect to any assets of the Trust which are subject to investment direction from an investment manager in the absence of direction.

                        The directors and officers of Alleghany, CT&T and
              TCTC are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

              ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                        Not Applicable.

              ITEM 8. EXHIBITS.

                        The documents listed hereunder are filed as
              exhibits hereto.

              Exhibit Number          Description
              --------------          -----------

                    3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's
                                      Quarterly Report on Form 10-Q for the
                                      quarter ended June 30, 1988, is
                                      incorporated herein by reference.

                    3.2 By-Laws of Alleghany as amended April 18, 1995, filed as Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, are incorporated herein by reference.

                    4.1 Chicago Title and Trust Company Savings and Profit Sharing Plan as amended January 19, 1996.

                    4.2 Chicago Title and Trust Company Savings and Profit Sharing Trust as amended January 18, 1996.

                    5                 Opinion and Consent of Donovan
                                      Leisure Newton & Irvine.

                   23.1 Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5 hereto).

                   23.2               Consent of KPMG Peat Marwick LLP
                                      dated January 19, 1996.

                   24                 Powers of Attorney.

                   28 Information from reports furnished to state regulatory authorities by Underwriters Reinsurance Company and Commercial Underwriters Insurance
                                      Company, filed as Exhibit 28 to
                                      Alleghany's Annual Report on
                                      Form 10-K for the year ended
                                      December 31, 1994, is incorporated
                                      herein by reference.

                        Alleghany will cause the CT&T Savings Plan, as
              amended to date, to be submitted to the Internal Revenue Service ("IRS") in a timely manner and will cause to be made all changes required by the IRS in order to qualify such plan.


              ITEM 9.  UNDERTAKINGS.

                   (a)  The undersigned registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i) to include any prospectus required by
                   Section 10(a)(3) of the Securities Act of 1933;

                             (ii) to reflect in the prospectus any facts or
                   events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                             (iii) to include any material information with
                   respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
                   Statement;

                   provided, however, that paragraphs (a)(1)(i)
                   -----------------
                   and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

                   Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES

                        The Registrant.  Pursuant to the requirements of
              the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of January, 1996.

                                         ALLEGHANY CORPORATION


                                         By: /s/ John J. Burns, Jr.
                                            -------------------------------
                                              John J. Burns, Jr.
                                              President


                        Pursuant to the requirements of the Securities Act
              of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Date:  January 19, 1996    By: /s/ John J. Burns, Jr.
                                            --------------------------------
                                                   John J. Burns, Jr.
                                                   President and Director
                                                   (principal executive
                                                   officer)


              Date:  January 19, 1996    By: /s/ Dan R. Carmichael*
                                            --------------------------------
                                                   Dan R. Carmichael
                                                   Director


              Date:  January 19, 1996    By: /s/ David B. Cuming
                                            --------------------------------
                                                   David B. Cuming
                                                   Senior Vice President
                                                   (principal financial
                                                   officer)

              Date:  January 19, 1996    By: /s/ Allan P. Kirby, Jr.*
                                            --------------------------------
                                                   Allan P. Kirby, Jr.
                                                   Director


              Date:  January 19, 1996    By: /s/ F.M. Kirby*
                                            --------------------------------
                                                   F.M. Kirby
                                                   Chairman of the Board
                                                   and Director


              Date:  January 19, 1996    By: /s/ William K. Lavin*
                                            --------------------------------
                                                   William K. Lavin
                                                   Director


              Date:  January 19, 1996    By: /s/ Peter R. Sismondo
                                            --------------------------------
                                                   Peter R. Sismondo
                                                   Vice President,
                                                   Controller, Treasurer
                                                   and Assistant Secretary
                                                   (principal accounting
                                                   officer)


              Date:  January 19, 1996    By: /s/ John E. Tobin*
                                            --------------------------------
                                                   John E. Tobin
                                                   Director


              Date:  January 19, 1996    By: /s/ James F. Will*
                                            --------------------------------
                                                   James F. Will
                                                   Director


              Date:  January 19, 1996    By: /s/ Paul F. Woodberry*
                                            --------------------------------
                                                   Paul F. Woodberry
                                                   Director

              Date:  January 19, 1996    By: /s/ S. Arnold Zimmerman*
                                            --------------------------------
                                                   S. Arnold Zimmerman
                                                   Director

                          *By: /s/ John J. Burns, Jr.
                              -------------------------
                                  John J. Burns, Jr.
                                  Attorney-in-Fact

                        The Plan.  Pursuant to the requirements of the
              Securities Act of 1933, the trustee of the CT&T Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 19th day of January, 1996.

                                         CHICAGO TITLE AND TRUST COMPANY
                                         SAVINGS AND PROFIT SHARING PLAN


                                         By: /s/ Thomas J. Adams
                                            --------------------------------
                                            Thomas J. Adams
                                            Secretary,
                                              The Chicago Trust Company

                                     INDEX TO EXHIBITS


              Exhibit Number          Description
              --------------          -----------

                    3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's
                                      Quarterly Report on Form 10-Q for the
                                      quarter ended June 30, 1988, is
                                      incorporated herein by reference.

                    3.2 By-Laws of Alleghany as amended April 18, 1995, filed as Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, are incorporated herein by reference.

                    4.1 Chicago Title and Trust Company Savings and Profit Sharing Plan as amended January 19, 1996.

                    4.2 Chicago Title and Trust Company Savings and Profit Sharing Trust as amended January 18, 1996.

                    5                 Opinion and Consent of Donovan
                                      Leisure Newton & Irvine.

                   23.1 Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5 hereto).

                   23.2               Consent of KPMG Peat Marwick LLP
                                      dated January 19, 1996.

                   24                 Powers of Attorney.

                   28 Information from reports furnished to state regulatory authorities by Underwriters Reinsurance Company and Commercial Underwriters Insurance
                                      Company, filed as Exhibit 28 to
                                      Alleghany's Annual Report on
                                      Form 10-K for the year ended
                                      December 31, 1994, is incorporated
                                      herein by reference.